Exhibit 23.10

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE,	306 WEST SEVENTH STREET,	1000 LOUISIANA STREET,
SUITE 100	SUITE 302	SUITE 1900
AUSTIN, TEXAS 78729-1107	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum consultants, we hereby consent to the references to our firm, in the context in which they appear, and to the references to and the incorporation by reference of our audit letter and oil, natural gas and NGL reserves estimates and forecasts of economics as of December 31, 2021, included in or made part of this Registration Statement on Form S-4, including any amendments thereto (the “Registration Statement”). We also hereby consent to the references to our firm contained in the Registration Statement, including in the consent solicitation statement/proxy statement/prospectus under the heading “Experts”.

CAWLEY, GILLESPIE & ASSOCIATES, INC. Texas Registered Engineering Firm

W. Todd Brooker, P.E.
President

Austin, Texas

October 7, 2022